Exhibit 99.1

Motorola Announces Fourth-Quarter and Full-Year 2009 Financial Results

Financial Highlights

•                 Fourth-quarter sales of $5.7 billion

•                 Fourth-quarter GAAP earnings of $0.06 per share, including net charges of $0.03 per share from highlighted items

•                 Full-year sales of $22.0 billion; full-year GAAP loss from continuing operations of $0.05 per share, compared to a net loss of $1.87 per share in 2008

•                 Total cash* of $8.0 billion, a sequential quarterly increase of $839 million

•                 Completed cost-reduction actions that generated more than $1.9 billion in cost savings for full-year 2009, with $1.5 billion in cost savings from Mobile Devices

•                 Enterprise Mobility Solutions sales of $2.0 billion; operating earnings of $368 million

•                 Home & Networks Mobility sales of $2.0 billion; operating earnings of $91 million

•                 Mobile Devices sales of $1.8 billion, excluding $200 million in deferred revenue on certain smartphones; shipped 12 million handsets, including 2 million smartphones; operating loss of $132 million

SCHAUMBURG, Ill. — January 28, 2010 — Motorola, Inc. (NYSE: MOT) today reported sales of $5.7 billion in the fourth quarter of 2009.  The GAAP earnings in the fourth quarter of 2009 were $142 million, or $0.06 per share.  The GAAP earnings include net charges of $0.03 per share from highlighted items, which are outlined at the end of this press release.

For the full year of 2009, sales were $22.0 billion.  The full-year GAAP loss from continuing operations was $0.05 per share, which included net charges of $0.07 per share from items highlighted in the Company’s quarterly earnings releases.  This compares to a GAAP loss from continuing operations of $1.87 per share in 2008, which included net charges of $1.89 per share from items highlighted in the Company’s quarterly earnings releases.

Consistent with the Company’s previously reported results, GAAP earnings per share include non-cash expenses for amortization of intangibles and stock-based compensation.  These expenses totaled $0.04 per share in the fourth quarter and $0.16 per share for full-year 2009.

During the quarter, the Company generated positive operating cash flow of $877 million.  For the full year, the Company generated positive operating cash flow of $629 million and ended the year with a total cash* position of $8.0 billion.

“We performed well in the face of a challenging environment in 2009.  Our results demonstrate the strength of our market leadership and the resilience of these businesses and our people,” said Greg Brown, Motorola co-chief executive officer and CEO of Broadband Mobility Solutions.  “As market growth returns, we are well positioned to take advantage of our investments in key global markets with a competitive cost structure.”

“We are pleased with the meaningful progress we made in 2009 in further improving our cost structure and strengthening the operations of the Mobile Devices business,” said Sanjay Jha, Motorola co-chief executive officer and CEO of Mobile Devices.  “Our first Android smartphone devices have been very well received. We look forward to broadening our handset portfolio in 2010 with the launch of at least 20 smartphone devices around the world and continued evolution of our MOTOBLUR™ service.  With an aggressive product and brand strategy and our continued focus on operational efficiency, we are building on our momentum to further improve the financial performance of the Mobile Devices business.”

Operating Results

Mobile Devices segment sales were $1.8 billion, down 22 percent compared with the year-ago quarter.  The GAAP operating loss was $132 million, including $18 million of highlighted items, compared to an operating loss of $595 million in the year-ago quarter. These current quarter results exclude deferred revenue of $200 million and the related gross margin for certain smartphones sold during the quarter.  For the full year 2009, sales were $7.1 billion, compared to $12.1 billion in 2008, and the segment incurred a GAAP operating loss of $1.1 billion, compared to an operating loss of $2.2 billion in 2008.  During the quarter, the Company shipped 12 million handsets and estimates its share of the global handset market was 3.7 percent.

Mobile Devices highlights:

•                 Successfully launched two smartphones powered by Android, including TIME magazine’s  “Best new gadget of 2009” — DROID by Motorola/MILESTONE™, as well as CLIQ™ / DEXT™ with MOTOBLUR™

•                 Shipped 2 million smartphones to customers globally in more than 20 countries

•                 Announced four new smartphones powered by Android and shipping in the first quarter, bringing our total number of new Android-powered devices to six:

•                 CES 2010’s “Gadget of the Show” winner — BACKFLIP™ maximizes the multi-tasking potential of MOTOBLUR with a unique reverse-flip design and a stunning 3.1-inch screen

•                 MT710 with China Mobile, featuring a 3.7-inch FWVGA display screen, the most advanced version of the OPhone platform and 4GB of storage space

•                 XT800 with China Telecom, featuring a 16 million-color WVGA display, two SIM card slots, a 550MHz processor and Wi-Fi

•                 MOTOROI™, the first smartphone powered by Android available in Korea, featuring a full-touch screen, an 8-megapixel camera with Xenon flash and a 720p HD camcorder

•                 Announced SHOP4APPS store in China, offering consumers personalization for mobile experiences and developers a seamless path to market for their Android applications

Enterprise Mobility Solutions segment sales were $2.0 billion, down 12 percent compared with the year-ago quarter.  GAAP operating earnings were $368 million, compared with operating earnings of $466 million in the year-ago quarter.  For the full year 2009, sales were $7.0 billion, compared to $8.1 billion in 2008, and the segment generated GAAP operating earnings of $1.1 billion, compared to $1.5 billion in 2008.

Enterprise Mobility Solutions highlights:

•                 Shipped the APX™ 7500 multi-band mobile radios, making Motorola the first and only company to offer a complete family of multiband radios

•                 Launched MC3100  — a mid-range mobile computer with industry-leading data capture and wireless technologies for indoor applications

•                 Launched Motorola’s first portfolio for voice-directed picking operations with the Voice Only Wearable computer (WT4090) and Rugged Headset (RCH50)

•                 Expanded integrated voice solutions with the CLP two-way radio, the smallest and lightest push-to-talk radio in its class, and the EWB100 TEAM Badge, a push-to-talk device that runs over wireless LAN (WLAN)

•                 Continued to broaden distribution channels for WLAN solutions with new strategic partnerships, including Brocade and Extreme Networks

Home & Networks Mobility segment sales were $2.0 billion, down 24 percent compared with the year-ago quarter.  GAAP operating earnings were $91 million, compared to $257 million in the year-ago quarter.  For the full year 2009, sales were $8.0 billion, compared to $10.1 billion in 2008, and the segment generated GAAP operating earnings of $558 million, compared to $918 million in 2008.

Home & Networks Mobility highlights:

•                 Shipped 3.4 million digital entertainment devices, reaching milestone of shipping 100 millionth digital entertainment device

•                 Achieved 1 millionth fiber-to-the-home optical network terminal shipment

•                 Won contract to power the world’s first WiMAX-based electric utility smart metering for SP AusNet; shipped 10,000th WiMAX Access Point Base Site

•                 Selected to provide indoor TD-LTE broadband coverage at World Expo 2010 in Shanghai

•                 Announced intent to acquire BitBand Technologies Ltd., a company that specializes in video on demand for IPTV, and in January, acquired SecureMedia, Inc., a developer of software-based digital rights management and security systems for IP video

First-Quarter 2010 Outlook

The Company’s outlook for the first quarter of 2010 is a loss of $0.01 to $0.03 per share.  This outlook excludes charges associated with items of the variety typically highlighted by the Company in its quarterly earnings releases.  This outlook includes expenses related to non-cash amortization of intangibles and stock-based compensation expense of approximately $0.04 per share.

Consolidated GAAP Results

A comparison of results from operations is as follows:

(In millions, except per	Fourth Quarter		Full Year
share amounts)	2009	2008	2009	2008

Net sales	$5,723	$7,136	$22,044	$30,146
Gross margin	2,043	2,122	7,057	8,395
Operating earnings (loss)	163	(1,675)	(148)	(2,391)
Earnings (loss) from continuing operations **	142	(3,657)	(111)	(4,244)
Net earnings (loss) **	142	(3,657)	(51)	(4,244)
Diluted earnings (loss) per common share: **
Continuing operations	0.06	(1.61)	(0.05)	(1.87)
Discontinued operations	—	—	0.03	—
	0.06	(1.61)	(0.02)	(1.87)

Weighted average diluted common shares outstanding	2,330.0	2,273.8	2,295.6	2,265.4

Highlighted Items

The table of highlighted items for the fourth quarter of 2009 is as follows:

EPS Impact Exp/(Inc)
Reorganization of business charges	$0.02
Legal settlements	0.02
Separation-related transaction costs	0.01
Gain on sale of investment	(0.01)
Tax-related benefit	(0.01)
Total	$0.03

Conference Call and Webcast

Motorola will host its quarterly conference call beginning at 8 a.m. (U.S. Eastern Time) on Thursday, January 28.  The conference call will be webcast live with audio and slides at www.motorola.com/investor.

Business Risks

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about the timing and financial impact of the launch of new products and Motorola’s financial outlook for the first quarter of 2010.   Motorola cautions the reader that the risk factors below, as well as those on pages 18 through 30 in Item 1A of Motorola’s 2008 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) possible negative effects on the Company’s business operations, financial performance or assets as a result of its plan to create two independent, publicly traded companies; (2) the economic outlook for the telecommunications and broadband industries; (3) the Company’s ability to improve financial performance in its Mobile Devices business; (4) the level of demand for the Company’s products, particularly in light of global economic conditions which may lead consumers, businesses and governments to defer purchases in response to tighter credit and negative financial news; (5) the Company’s ability to introduce new products and technologies in a timely manner; (6) unexpected negative consequences from the Company’s restructuring and cost reduction activities, including as a result of significant restructuring at the Mobile Devices business; (7) negative impact on the Company’s business from the global financial crisis, which may include: (i) the inability of customers to obtain financing for purchases of the Company’s products; (ii) the viability of the Company’s suppliers that may no longer have access to necessary financing; (iii) reduced value of investments held by the Company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of the Company’s debt and equity investments differing significantly from the fair values currently assigned to them; (v) counterparty failures negatively impacting the Company’s financial position; (vi) difficulties or increased costs for the Company in obtaining financing; and (vii) the inability of the Company to sell accounts receivable and long-term receivables in volumes and on terms comparable to historical practices; (8) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (9) risks related to dependence on certain key suppliers; (10) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (11) risks related to the Company’s high volume of manufacturing and sales in Asia; (12) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the Company when competing for business in foreign markets; (16) the impact on the Company from continuing hostilities in countries where the Company does business; (17) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

* Total cash equals Cash and cash equivalents plus Sigma Fund (current and non-current) plus Short-term investments

** Amounts attributable to Motorola, Inc. common shareholders

About Motorola

Motorola is known around the world for innovation in communications and focused on advancing the way the world connects.  From broadband communications infrastructure, enterprise mobility and public safety solutions to high-definition video and mobile devices, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile.  Motorola (NYSE: MOT) had sales of US $22 billion in 2009. For more information, please visit www.motorola.com.

# # #

Media contact:

Jennifer Erickson

Motorola, Inc.

+1 847-435-5320

jennifer.erickson@motorola.com

Investor contact:

Dean Lindroth

Motorola, Inc.

+1 847-576-6899

dean.lindroth@motorola.com

MOTOROLA and the Stylized M Logo are registered in the US Patent & Trademark Office. Android is a trademark of Google, Inc. DROID is a trademark of Lucasfilm Ltd. and its related companies. Used under license. All other product or service names are the property of their respective owners. © Motorola, Inc. 2010. All rights reserved.

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	December 31, 2009	October 3, 2009	December 31, 2008
Net sales	$5,723	$5,453	$7,136
Costs of sales	3,680	3,645	5,014
Gross margin	2,043	1,808	2,122

Selling, general and administrative expenses	890	800	988
Research and development expenditures	793	768	1,008
Separation-related transaction costs	23	19	18
Other charges	106	24	1,708
Intangibles amortization	68	69	75
Operating earnings (loss)	163	128	(1,675)

Other income (expense):
Interest income (expense), net	(18)	(49)	42
Gain on sales of investments and businesses, net	57	21	17
Other	(2)	(64)	(108)
Total other income (expense)	37	(92)	(49)
Earnings (loss) from continuing operations before income taxes	200	36	(1,724)
Income tax expense	57	14	1,932
Earnings (loss) from continuing operations	143	22	(3,656)

Earnings from discontinued operations, net of tax	—	—	—
Net earnings (loss)	143	22	(3,656)

Less: Earnings attributable to noncontrolling interests	1	10	1
Net earnings (loss) attributable to Motorola, Inc.	$142	$12	$(3,657)

Amounts attributable to Motorola, Inc. common shareholders
Earnings (loss) from continuing operations, net of tax	$142	$12	$(3,657)
Earnings from discontinued operations, net of tax	—	—	—
Net earnings (loss)	$142	$12	$(3,657)

Earnings (loss) per common share
Basic:
Continuing operations	$0.06	$0.01	$(1.61)
Discontinued operations	—	—	—
	$0.06	$0.01	$(1.61)

Diluted:
Continuing operations	$0.06	$0.01	$(1.61)
Discontinued operations	—	—	—
	$0.06	$0.01	$(1.61)

Weighted average common shares outstanding
Basic	2,311.4	2,299.6	2,273.8
Diluted	2,330.0	2,319.5	2,273.8

Dividends paid per share	$—	$—	$0.05

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	64.3%	66.8%	70.3%
Gross margin	35.7%	33.2%	29.7%

Selling, general and administrative expenses	15.6%	14.7%	13.8%
Research and development expenditures	13.9%	14.1%	14.1%
Separation-related transaction costs	0.4%	0.3%	0.3%
Other charges	1.9%	0.4%	23.9%
Intangibles amortization	1.2%	1.3%	1.1%
Operating earnings (loss)	2.8%	2.3%	-23.5%

Other income (expense):
Interest income (expense), net	-0.3%	-0.9%	0.6%
Gain on sales of investments and businesses, net	1.0%	0.4%	0.2%
Other	0.0%	-1.2%	-1.5%
Total other income (expense)	0.6%	-1.7%	-0.7%
Earnings (loss) from continuing operations before income taxes	3.5%	0.7%	-24.2%
Income tax expense	1.0%	0.3%	27.1%
Earnings (loss) from continuing operations	2.5%	0.4%	-51.2%

Earnings from discontinued operations, net of tax	0.0%	0.0%	0.0%
Net earnings (loss)	2.5%	0.4%	-51.2%

Less: Earnings attributable to noncontrolling interests	0.0%	0.2%	0.0%
Net earnings (loss) attributable to Motorola, Inc.	2.5%	0.2%	-51.2%

* Percentages may not add up due to rounding

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Year Ended
	December 31, 2009	December 31, 2008
Net sales	$22,044	$30,146
Costs of sales	14,987	21,751
Gross margin	7,057	8,395

Selling, general and administrative expenses	3,381	4,330
Research and development expenditures	3,183	4,109
Separation-related transaction costs	42	59
Other charges	321	1,969
Intangibles amortization	278	319
Operating loss	(148)	(2,391)

Other income (expense):
Interest income (expense), net	(132)	48
Gain on sales of investments and businesses, net	88	82
Other	27	(372)
Total other income (expense)	(17)	(242)
Loss from continuing operations before income taxes	(165)	(2,633)
Income tax expense (benefit)	(77)	1,607
Loss from continuing operations	(88)	(4,240)

Earnings from discontinued operations, net of tax	60	—
Net loss	(28)	(4,240)

Less: Earnings attributable to noncontrolling interests	23	4
Net loss attributable to Motorola, Inc.	$(51)	$(4,244)

Amounts attributable to Motorola, Inc. common shareholders
Loss from continuing operations, net of tax	$(111)	$(4,244)
Earnings from discontinued operations, net of tax	60	—
Net loss	$(51)	$(4,244)

Earnings (loss) per common share
Basic:
Continuing operations	$(0.05)	$(1.87)
Discontinued operations	0.03	—
	$(0.02)	$(1.87)

Diluted:
Continuing operations	$(0.05)	$(1.87)
Discontinued operations	0.03	—
	$(0.02)	$(1.87)

Weighted average common shares outstanding
Basic	2,295.6	2,265.4
Diluted	2,295.6	2,265.4

Dividends paid per share	$0.05	$0.20

	Percentage of Net Sales*
Net sales	100%	100%
Costs of sales	68.0%	72.2%
Gross margin	32.0%	27.8%

Selling, general and administrative expenses	15.3%	14.4%
Research and development expenditures	14.4%	13.6%
Separation-related transaction costs	0.2%	0.2%
Other charges	1.5%	6.5%
Intangibles amortization	1.3%	1.1%
Operating loss	-0.7%	-7.9%

Other income (expense):
Interest income (expense), net	-0.6%	0.2%
Gain on sales of investments and businesses, net	0.4%	0.3%
Other	0.1%	-1.2%
Total other income (expense)	-0.1%	-0.8%
Loss from continuing operations before income taxes	-0.7%	-8.7%
Income tax expense (benefit)	-0.3%	5.3%
Loss from continuing operations	-0.4%	-14.1%

Earnings from discontinued operations, net of tax	0.3%	0.0%
Net loss	-0.1%	-14.1%

Less: Earnings attributable to noncontrolling interests	0.1%	0.0%
Net loss attributable to Motorola, Inc.	-0.2%	-14.1%

* Percentages may not add up due to rounding

Motorola, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 31,	October 3,	December 31,
	2009	2009	2008
Assets
Cash and cash equivalents	$2,869	$3,050	$3,064
Sigma Fund	5,092	4,050	3,690
Short-term investments	2	15	225
Accounts receivable, net	3,495	3,402	3,493
Inventories, net	1,308	1,523	2,659
Deferred income taxes	1,082	1,108	1,092
Other current assets	2,184	2,177	3,140
Total current assets	16,032	15,325	17,363

Property, plant and equipment, net	2,154	2,224	2,442
Sigma Fund	66	75	466
Investments	459	491	517
Deferred income taxes	2,284	2,327	2,428
Goodwill	2,823	2,823	2,837
Other assets	1,785	1,784	1,816
Total assets	$25,603	$25,049	$27,869

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$536	$24	$92
Accounts payable	2,429	2,212	3,188
Accrued liabilities	5,296	5,364	7,340
Total current liabilities	8,261	7,600	10,620

Long-term debt	3,365	3,901	4,092
Other liabilities	4,094	3,631	3,562

Total Motorola, Inc. stockholders’ equity	9,775	9,810	9,507

Noncontrolling interests	108	107	88

Total liabilities and stockholders’ equity	$25,603	$25,049	$27,869

Financial Ratios:
Total cash*	$8,029	$7,190	$7,445

*Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	December 31, 2009	October 3, 2009	December 31, 2008
Operating
Net earnings (loss) attributable to Motorola, Inc.	$142	$12	$(3,657)
Less: Earnings attributable to noncontrolling interests	1	10	1
Net earnings (loss)	143	22	(3,656)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	180	189	207
Non-cash other charges (income)	(5)	49	1,920
Share-based compensation expense	71	75	60
Gain on sales of investments and businesses, net	(58)	(21)	(17)
Deferred income taxes	164	(79)	2,195
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(94)	287	847
Inventories	223	136	(8)
Other current assets	—	453	660
Accounts payable and accrued liabilities	164	(579)	(1,107)
Other assets and liabilities	89	84	(900)
Net cash provided by operating activities	877	616	201
Investing
Acquisitions and investments, net	(20)	(9)	(102)
Proceeds from sales of investments and businesses, net	35	54	10
Distributions from investments	—	—	1
Capital expenditures	(86)	(52)	(117)
Proceeds from sales of property, plant and equipment	14	21	12
Purchases of Sigma Fund investments, net	(1,020)	(572)	(269)
Proceeds from sales of short-term investments, net	14	29	511
Net cash provided by (used for) investing activities	(1,063)	(529)	46
Financing
Repayment of short-term borrowings, net	(15)	(17)	(13)
Repayment of debt	(2)	—	(111)
Proceeds from issuance of debt, net	—	—	4
Issuance of common stock	6	54	59
Payment of dividends	—	—	(113)
Proceeds from settlement of financial instruments	—	—	158
Distributions to discontinued operations	—	—	(64)
Other, net	(1)	—	3
Net cash provided by (used for) financing activities	(12)	37	(77)
Effect of exchange rate changes on cash and cash equivalents	17	45	(80)
Net increase (decrease) in cash and cash equivalents	(181)	169	90
Cash and cash equivalents, beginning of period	3,050	2,881	2,974
Cash and cash equivalents, end of period	$2,869	$3,050	$3,064

Motorola, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Year Ended
	December 31, 2009	December 31, 2008
Operating
Net loss attributable to Motorola, Inc.	$(51)	$(4,244)
Less: Earnings attributable to noncontrolling interests	23	4
Net loss	(28)	(4,240)
Earnings from discontinued operations, net of tax	60	—
Loss from continuing operations	(88)	(4,240)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	751	831
Non-cash other charges	39	2,516
Share-based compensation expense	296	280
Gain on sales of investments and businesses, net	(89)	(82)
Gain from extinguishment of long-term debt	(67)	—
Deferred income taxes	50	1,698
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(10)	1,891
Inventories	1,349	(54)
Other current assets	960	466
Accounts payable and accrued liabilities	(2,618)	(1,631)
Other assets and liabilities	56	(1,433)
Net cash provided by operating activities	629	242
Investing
Acquisitions and investments, net	(50)	(282)
Proceeds from sales of investments and businesses, net	315	93
Distributions from investments	—	113
Capital expenditures	(275)	(504)
Proceeds from sales of property, plant and equipment	41	133
Proceeds from sales (purchases) of Sigma Fund investments, net	(922)	853
Proceeds from sales of short-term investments, net	223	388
Net cash provided by (used for) investing activities	(668)	794
Financing
Repayment of short-term borrowings, net	(86)	(50)
Repayment of debt	(132)	(225)
Proceeds from issuance of debt, net	6	7
Issuance of common stock	116	145
Purchase of common stock	—	(138)
Payment of dividends	(114)	(453)
Proceeds from settlement of financial instruments	—	158
Distributions to discontinued operations	—	(90)
Other, net	—	1
Net cash used for financing activities	(210)	(645)
Effect of exchange rate changes on cash and cash equivalents	54	(79)
Net increase (decrease) in cash and cash equivalents	(195)	312
Cash and cash equivalents, beginning of period	3,064	2,752
Cash and cash equivalents, end of period	$2,869	$3,064

Motorola, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales by reportable business segment for the three months and years ended December 31, 2009 and 2008.

	Net Sales
	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	% Change from 2008

Mobile Devices	$1,824	$2,350	-22%
Home and Networks Mobility	1,964	2,596	-24%
Enterprise Mobility Solutions	1,954	2,215	-12%
Segment Totals	5,742	7,161	-20%
Other and Eliminations	(19)	(25)	-24%
Company Totals	$5,723	$7,136	-20%

	Net Sales
	Year Ended December 31, 2009	Year Ended December 31, 2008	% Change from 2008

Mobile Devices	$7,146	$12,099	-41%
Home and Networks Mobility	7,963	10,086	-21%
Enterprise Mobility Solutions	7,008	8,093	-13%
Segment Totals	22,117	30,278	-27%
Other and Eliminations	(73)	(132)	-45%
Company Totals	$22,044	$30,146	-27%

Motorola, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Operating earnings (loss) by reportable business segment for the three months and years ended December 31, 2009 and 2008.

	Operating Earnings (Loss)
	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008

Mobile Devices	$(132)	$(595)
Home and Networks Mobility	91	257
Enterprise Mobility Solutions	368	466
Segment Totals	327	128
Other and Eliminations	(164)	(1,803)
Company Totals	$163	$(1,675)

	Operating Earnings (Loss)
	Year Ended December 31, 2009	Year Ended December 31, 2008

Mobile Devices	$(1,077)	$(2,199)
Home and Networks Mobility	558	918
Enterprise Mobility Solutions	1,057	1,496
Segment Totals	538	215
Other and Eliminations	(686)	(2,606)
Company Totals	$(148)	$(2,391)